Exhibit 3.1

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

	Filed in the office of	Document Number
Articles of Incorporation	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS CHAPTER 78)	Barbara K. Cegavske
	Secretary of State	Entity Number
State of Nevada

1. Name of Corporation:

Andekael Development Corporation

2. Registered Agent for Service of Process:

[X] Office or Position with Entity

Marin Weigel

4755 Caughlin Parkway, Suite A, Reno, Nevada 89519

3. Authorized Stock:

Number of shares with par value: 75000000

Par value per share: $.001

4. Names and Addresses of the Board of Directors/Trustees

Martin Weigel

4755 Caughlin Parkway, Suite A, Reno, Nevada 89519

5. Purpose:

The purpose of the corporation shall be:

To engage in any lawful activity

6. Name, Address and Signature of Incorporator:

Martin Weigel

/s/ Martin Weigel

4755 Caughlin Parkway, Suite A, Reno, Nevada 89519

7. Certificate of Acceptance of Appointment of Registered Agent

I hereby accept appointment as Registered Agent for the above Entity:

/s/ Martin Weigel	8/29/13
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date